Report of Independent Registered Publi
c Accounting Firm

To the Shareholders and Board of Trustees of Federated MDT Series:

In planning and performing our audits of
 the financial statements of Federated MDT All
Cap Core Fund, Federated MDT Balanced Fun d, Federated MDT Large Cap Growth
Fund, Federated MDT Small Cap Core Fund an d Federated MDT Small Cap Growth
Fund (collectively, the "Funds") (five of t he portfolios constituting Federated MDT
Series) as of and for the year ended July 3
1, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (
United States), we considered the Funds' internal control over financial reporting, i ncluding controls over safeguarding securities, as a basis for designing our auditing proc edures for the purpose of expressing our opi nion on the financial statements and to comply wi th the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingl y, we express no such opinion.
The management of the Funds is responsible f or establishing and maintaining effective internal control over financial reporting. I n fulfilling this responsibility, estimates and judgments by management are required to asse ss the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the r eliability of financial reporting and the preparation of financial statements for extern al purposes in accordance with generally accepted accounting principles. A company's in ternal control over financial reporting includes those policies and procedures that (
1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly re flect the transactions and dispositions of the assets of the company; (2) provide reasonable a ssurance that transactions are recorded as necessary to permit preparation of financial s tatements in accordance with generally accepted accounting principles, and that recei pts and expenditures of the company are being made only in accordance with authorizati ons of management and directors of the company; and (3) provide reasonable assurance r egarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal c ontrol over financial reporting may not prevent or detect misstatements. Also, project ions of any evaluation of effectiveness to future periods are subject to the risk that co ntrols may become inadequate because of changes in conditions, or that the degree of com pliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow managemen t or employees, in the normal course of performing their assigned functions, to prevent
 or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combi nation of deficiencies, in internal control over financial reporting, such that there is a r easonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control
 over financial reporting was for the
limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be ma terial weaknesses under standards established by the Public Company Accounting Overs ight Board (United States).
However, we noted no deficiencies in the Funds' i nternal control over financial reporting and its operation, including controls over safegua rding securities, that we consider to be a material weakness as defined above as of July
31, 2014.

This report is intended solely for the informati on and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



	/s/ Ernst & Young LLP

Boston, Massachusetts
September 23, 2014